EXHIBIT 10.16


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                               PURCHASE AGREEMENT

                                  BY AND AMONG

                      TRAVEL SERVICES INTERNATIONAL, INC.,

                      LEXINGTON SERVICES ASSOCIATES, LTD.,

                         LEXINGTON SERVICES CORPORATION,

                            1997-1 IRREVOCABLE TRUST,

                      R. A. WILKINS 1998 IRREVOCABLE TRUST

                                       AND

                            SS-1998 IRREVOCABLE TRUST

                            DATED AS OF JUNE 1, 1998


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                                TABLE OF CONTENTS

                                                                                     PAGE NO.

ARTICLE I - PURCHASE OF PARTNERSHIP INTERESTS, PURCHASE PRICE...........................1
         1.1 Purchase and Sale of Partnership Interests; Purchase Price.................1
         1.2 TSI Stock..................................................................4

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND
                 THE COMPANY............................................................5
         2.1 Organization, Qualification, etc...........................................5
         2.2 Subsidiaries...............................................................6
         2.3 Partnership Interests......................................................6
         2.4 Partnership Record Books...................................................6
         2.5 Title to Partnership Interests.............................................6
         2.6 Options and Rights.........................................................6
         2.7 Financial Condition at Closing.............................................7
         2.8 Authorization, Etc.........................................................7
         2.9 No Violation...............................................................7
         2.10 Financial Statements......................................................8
         2.11 Accounts Payable; Accounts Receivable; Customer Deposits..................8
         2.12 Employees.................................................................8
         2.13 Absence of Certain Changes................................................9
         2.14 Contracts.................................................................9
         2.15 Disclosure...............................................................12
         2.16 Title and Related Matters................................................12
         2.17 Litigation...............................................................12
         2.18 Tax Matters..............................................................13
         2.19 Compliance with Law and Applicable Government and other Regulations......14
         2.20 ERISA and Related Matters................................................14
         2.21 Intellectual Property....................................................16
         2.22 Environmental Matters....................................................17
         2.23 Dealings with Affiliates; Management Fees................................18
         2.24 Banking Arrangements; Credit Facilities..................................18
         2.25 Insurance................................................................18
         2.26 Investment Representations...............................................19
         2.27 Brokerage; Company Liability.............................................19
         2.28 Improper and Other Payments..............................................19
         2.29 Significant Suppliers and Customers; Material Plans and Commitments......19

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..........................20
         3.1 Corporate Organization, etc...............................................20
         3.2 Authorization, Etc........................................................20
         3.3 No Violation..............................................................20
         3.4 Governmental Authorities..................................................21

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
         3.5 Issuance of TSI Stock.....................................................21
         3.6 Shelf Registration Statement..............................................21
         3.7 Commission Reports........................................................21
         3.8 No Material Adverse Change................................................22
         3.9 Securities Act............................................................22
         3.10 No Brokers...............................................................22

ARTICLE IV - OTHER AGREEMENTS..........................................................22
         4.1 Further Assurances........................................................22
         4.2 Consent of Partners.......................................................23
         4.3 Consents..................................................................23
         4.4 No Termination of Sellers' Obligations by Subsequent Incapacity, Etc......23
         4.5 Employment Agreements; Termination of Related Party Agreements............23
         4.6 Public Announcements......................................................23
         4.7 Non-Competition Covenant..................................................24
         4.8 Non-disclosure; Confidentiality...........................................26
         4.9 Stock Options.............................................................27
         4.10 No Hart-Scott-Rodino Filing..............................................27
         4.11 Settlement of Certain Obligations........................................28
         4.12 Transferred Trademarks...................................................28
         4.13 Use of Names.............................................................29
         4.14 Consent of Ernst & Young.................................................29
         4.15 Earn-Out Budget; Working Capital; Etc....................................29
         4.16 Sales Under Securities Laws..............................................30

ARTICLE V - CLOSING....................................................................30
         5.1 Closing...................................................................30
         5.2 Closing Deliveries........................................................30

ARTICLE VI - SURVIVAL OF TERMS; INDEMNIFICATION........................................31
         6.1 Survival..................................................................31
         6.2 Indemnification by the Sellers............................................31
         6.3 Indemnification by the Purchaser..........................................32
         6.4 Third-Party Claims........................................................32
         6.5 Limitation on Indemnification.............................................33
         6.6 Business Records..........................................................35

ARTICLE VII - MISCELLANEOUS PROVISIONS.................................................35
         7.1 Amendment and Modification................................................35
         7.2 Entire Agreement..........................................................35
         7.3 Certain Definitions.......................................................35
         7.4 Exhibits and Schedules....................................................39
         7.5 Waiver of Compliance; Consents............................................39
         7.6 Assignment................................................................39
         7.7 Governing Law.............................................................39
         7.8 Consent to Jurisdiction; Service of Process...............................39

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
         7.9 Injunctive Relief.........................................................40
         7.10 Headings.................................................................40
         7.11 Pronouns and Plurals.....................................................40
         7.12 Construction.............................................................40
         7.13 Binding Effect...........................................................40
         7.14 Delays or Omissions......................................................40
         7.15 Severability.............................................................40
         7.16 Expenses.................................................................40
         7.17 Attorneys' Fees..........................................................41
         7.18 Counterparts.............................................................41


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                                    SCHEDULES
                                    ---------

1.1          Sellers; Partnership Interests; Proportionate Shares
1.1(b)(i)    Payment of Cash at Closing
1.1(b)(ii)   Stock Certificate Holders
2.1          Jurisdictions of Qualification
2.9          Violations; Third Party Consents
2.10(a)      Additional Liabilities
2.10(b)      Liabilities covered by Insurance
2.11(a)      Accounts Payable
2.11(b)      Accounts Receivable
2.11(c)      Customer Deposits
2.12         Employee Matters
2.13         Certain Changes
2.14         Contracts
2.16         Liens; List of Property
2.17         Litigation
2.19(b)      Permits and Licenses
2.20         ERISA, Benefit Plans and Other Matters
2.21         Intellectual Property
2.21(d)      Software
2.22         Environmental Matters
2.23         Affiliated Transactions
2.24         Banking Arrangements
2.25         Insurance
2.27         Brokerage
2.29         Significant Suppliers and Customers; Material Plans and Commitments
4.5(a)       Employment Agreements to be Terminated
4.5(b)       Related Party Agreements to be Terminated
4.12         Transferred Trademarks



                               EXHIBITS
                               --------

2.1          Partnership Organizational Documents
2.10         Financial Statements


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         PURCHASE AGREEMENT (the "AGREEMENT"), dated as of June 1, 1998 by and among TRAVEL SERVICES INTERNATIONAL, INC., a Delaware corporation, or its permitted assigns ("TSI" or the "PURCHASER"), LEXINGTON SERVICES ASSOCIATES, LTD., a Texas limited partnership (the "COMPANY" or the "PARTNERSHIP"), LEXINGTON SERVICES CORPORATION, a Texas corporation and the general partner of the Company ("GP"), and 1997-1 IRREVOCABLE TRUST, R. A. WILKINS 1998 IRREVOCABLE TRUST and SS-1998 IRREVOCABLE TRUST, each of which is a trust created under the laws of Texas and a limited partner of the Company (each, an "LP", and together with the GP, the "PARTNERS"). The Partners are also sometimes referred to herein as the "SELLERS".

         WHEREAS, the Sellers own all of the issued and outstanding partnership interests in the Company;

         WHEREAS, TSI desires to purchase and acquire from the Sellers, and the Sellers desire to sell, transfer and deliver to TSI, all of the issued and outstanding partnership interests in the Company, upon the terms and subject to the conditions set forth herein (the "ACQUISITION"), which acquisition shall be consummated by the assignment of such partnership interests by the Sellers to two wholly-owned subsidiaries of Purchaser as provided in Section 1.1 below;

         WHEREAS, upon the closing of the transactions contemplated by this Agreement, the Company shall be and become a limited partnership whose interests are owned only by subsidiaries of TSI, and the existence of the Company as a Texas limited partnership shall continue thereafter until otherwise terminated;

         NOW, THEREFORE, for and in consideration of the mutual benefits to be derived hereby and the premises, representations, warranties, covenants and agreements herein contained, TSI, the Sellers and the Company hereby agree, intending to be legally bound, as follows:

                                    ARTICLE I

                PURCHASE OF PARTNERSHIP INTERESTS; PURCHASE PRICE

         1.1 PURCHASE AND SALE OF PARTNERSHIP INTERESTS; PURCHASE PRICE.

                  (a) PURCHASE AND SALE OF PARTNERSHIP INTERESTS. Subject to the terms and conditions of this Agreement, the Sellers agree to sell, transfer and deliver to the Purchaser, and the Purchaser agrees to purchase, acquire and accept delivery from the Sellers, all of the issued and outstanding partnership interests in the Company, including all general and limited partnership interests in the Company (collectively, the "COMPANY INTERESTS"), owned or held by the Sellers, which Company Interests to be sold by each Seller and purchased hereunder are set forth opposite each such Seller's name on SCHEDULE 1.1 attached hereto. Notwithstanding anything to the contrary in this Agreement, the Acquisition shall be consummated by the transfer of the Company Interests as follows: (i) all Company Interests constituting general partnership interests shall be assigned by the Sellers at Closing to Lexington Services, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (the "NEW GP"), and (ii) all Company Interests constituting limited partnership interests shall be assigned by the Sellers at Closing to Lexington Services

Limited, Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser (the "NEW LP") (the New GP and New LP are referred to herein as the "NEW PARTNERS").

                  (b ) PURCHASE PRICE. Upon the sale, transfer and delivery to the Purchaser by the Sellers of the Company Interests at the Closing (as such term is defined in SECTION 5.1 hereof), and in consideration therefor, TSI shall deliver to the Sellers the following consideration in the aggregate, to be allocated among and delivered to each of the Sellers in the respective amounts set forth on SCHEDULE 1.1 hereto (except that the consideration under paragraph
(iii) below shall be delivered if and when as provided therein);

                           (i ) TWENTY MILLION DOLLARS ($20,000,000) by wire
                  transfer of immediately available Funds, all of which funds shall be delivered to the respective accounts and in the respective amounts set forth on SCHEDULE 1.1(B)(I).

                           (ii) Certificates evidencing an aggregate of 283,990
                  shares of common stock, par value $.01 per share, of TSI (the "TSI STOCK"), valued in the aggregate at $10,000,000 (based upon a per share price of $35.2125, which is the average closing price of TSI's common stock on the NASDAQ National Market for the 20 trading days prior to and including the date hereof), which stock certificates shall be issued and registered in the names of the respective persons and in the respective amounts listed in SCHEDULE 1.1(B)(II). The issuance of TSI Stock shall be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") pursuant to the Shelf Registration Statement (as defined in Section 2.26(a)).

                           (iii) Upon completion of the Company's income
                  statement and other financial statements (the "Contingent Financials") for the twelve full calendar months following the Closing (the "Accounting Period") in accordance with GAAP (as defined in Section 7.3), and the determination of the amount of the Company EBIT for the Accounting Period in accordance with the procedures in paragraph (c) below; an amount (the "CONTINGENT PAYMENT") equal to the excess, if any, of (1) the product of 7.0 times the Company EBIT (as defined in Section 7.3) reflected in the Contingent Financials for the Accounting Period, less (2) $30,000,000; provided, HOWEVER, that the Contingent Payment is limited to a maximum of, and shall not exceed, SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000). Two-thirds (2/3) of the Contingent Payment shall be payable in immediately available funds, and one-third (1/3) of the Contingent Payment shall be payable in registered shares of TSI's common stock (the "ADDITIONAL TSI Shares") subject to TSI's receipt of such agreements and representations from the recipient's of such shares as the Sellers have made in Section 2.26 of this Agreement regarding the TSI Stock; PROVIDED, HOWEVER, that at TSI's option in its sole discretion TSI may pay the entire Contingent Payment in cash. Subject to the previous sentence, the issuance of the Additional TSI Shares shall be registered under the Securities Act pursuant to an applicable and appropriate registration statement filed by TSI under the Securities Act and which is effective at such time (the "Other Registration Statement"). The number of Additional TSI Shares will be determined based upon the average closing price of

                  TSI's common stock on the NASDAQ National Market, as published in the Wall Street Journal for the twenty (20) trading days following the end of the Accounting Period. During the Accounting Period, TSI will maintain the separate existence of the Company as a limited partnership owned by subsidiaries of TSI (or cause the Company's business and assets to be held and operated by a separate entity wholly-owned by TSI, in which case TSI shall bear the cost of any such reorganization) and allow the business of the Company to be managed by or under the supervision of the Executives (as defined below in SECTION 4.5) in accordance with and subject to their respective employment agreements, in a manner which is intended to maximize the EBIT of the Company during such period, but also in a reasonable and prudent manner in accordance with sound business principles and TSI's operating policies (including without limitation TSI's approval of expenditures and contracts for technology and telecommunications as contemplated by Section 4.15 hereof) and TSI's covenants under its credit facilities, subject to the reasonable direction of TSI's Board of Directors in good faith with due regard for the intent of this paragraph.

                  (c) PROCEDURES; DISPUTES.

                           (1) Within 60 days after the end of the Accounting Period, TSI shall furnish to the Sellers a statement (the "EARN-OUT STATEMENT") setting forth the Company EBIT for such period, together with a reasonably detailed calculation thereof and a copy of the Contingent Financials. TSI shall permit the Executives to participate in the preparation of the Earn-out Statement and shall consult with them in calculating Company EBIT for the Accounting Period in accordance with the terms of this Agreement, but the final contents of the Earn-out Statement shall be determined by TSI.

                           (2) After delivery of the Earn-out Statement, TSI shall afford to the Sellers and their authorized representatives reasonable access to the relevant books and records of account of the Company in order to permit them to determine whether the calculation of Company EBIT for the Accounting Period is correct. If the Sellers disagree with the determination of Company EBIT set forth in the Earn-out Statement, the Sellers shall deliver a written notice (the "DISPUTE NOTICE") to TSI within 30 days after the receipt of the Earn-out Statement identifying each matter in dispute and a description of the basis for the dispute.

                           (3) If the Sellers timely deliver a Dispute Notice to TSI, TSI and the Sellers shall attempt in good faith to resolve such dispute by agreement between the parties. If Purchaser and the Sellers are unable to resolve any such dispute within 30 days after receipt by TSI of the Dispute Notice, all items in dispute shall be submitted to Arthur Andersen LLP (or, if such firm declines to act as Accounting Arbiter (as defined below) pursuant to this paragraph (c), another accounting firm of national standing and reputation jointly selected by the parties), who shall act as an independent and impartial arbiter (the "ACCOUNTING ARBITER") for purposes of resolving such dispute. The determination of the Accounting Arbiter shall be limited to the matters in dispute and shall be final, conclusive and binding on the parties. The parties shall cooperate with each other and with the

         Accounting Arbiter and shall provide the Accounting Arbiter with such information as it may reasonably require. The fees and expenses of the Accounting Arbiter shall be borne equally by TSI and the Sellers.

         1.2 TSI STOCK. The Purchaser shall issue the TSI Stock to the Sellers subject to the conditions and restrictions set forth in this SECTION 1.2 (and the Additional TSI Shares shall be subject to the same restrictions other than paragraph (a)(1) below as if such shares were TSI Stock).

                  (a) RESTRICTIONS ON TRANSFER

                           (1) Except for transfers to immediate family members of (i) the stockholders of the GP (who hold stock of the GP either directly or through one or more corporations) or (ii) the trustees of the LPs, who agree to be bound by the restrictions set forth in this
         SECTION 1.2 (or trusts for the benefit of such family members, the trustees of which so agree), during the one-year period (the "RESTRICTION PERIOD") beginning on the Closing Date, the Sellers shall not sell, assign, exchange, transfer, distribute or otherwise dispose of (in each case, a "TRANSFER") any shares of TSI Stock received by the Sellers hereunder. Following the Restriction Period, the Sellers may transfer their shares of TSI Stock so long as such transfer is in accordance with the Future Sale Procedures set forth in SECTION 1.2(A)(2) and other applicable provisions of this Section 1.2.

                           (2) The certificates evidencing the TSI Stock delivered to the Sellers pursuant to this Agreement shall bear a legend substantially in the form set forth below:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, DISTRIBUTION, OR OTHER DISPOSITION, OTHER THAN IN ACCORDANCE WITH
                           SECTION 1.2 OF THAT CERTAIN PURCHASE AGREEMENT DATED AS OF JUNE 1, 1998, BY AND AMONG ISSUER, LEXINGTON SERVICES ASSOCIATES, LTD. AND THE SELLERS NAMED THEREIN.

                           THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THESE SHARES MAY ONLY BE TRANSFERRED PURSUANT TO A REGISTRATION STATEMENT COVERING THE TRANSFER OF SUCH SHARES OR A VALID EXEMPTION FROM REGISTRATION.

                           At the request of any Seller, the foregoing legend shall be removed from certificates for such Seller's TSI Stock by TSI (or by any transfer agent appointed by TSI) at any time after the second anniversary of the Closing Date. In addition, at the request of any Seller, the "Rule 145" legend will be removed upon receipt by TSI of an opinion (reasonably acceptable to TSI) of counsel (reasonably acceptable to TSI) that such legend may appropriately be removed in the circumstances under applicable securities laws, and the cost of one such opinion shall be paid by TSI up to a maximum of $3,000.

                           (3) Except for transfers to family members of (i) the stockholders of the GP (who hold stock of the GP either directly or through one or more corporations) or (ii) the trustees of the LPs, who agree to bound by the restrictions set forth in this SECTION 1.2 (or trusts for the benefit of such family members, the trustees of which so agree), during the one-year period following the Restriction Period, no Seller shall transfer, in any transaction or series of transactions occurring within any four-week period, more than 5,000 shares of TSI Stock (in either case, a "FUTURE SALE"), unless the following procedures (the "FUTURE SALE PROCEDURES") are complied with: (i) the shares of TSI Stock are sold in private transactions not involving sales on any securities exchange or NASDAQ market that are exempt from the registration requirements of the Securities Act, and the purchasers thereof agree to be bound by the restrictions in this Section 1.2 to the same extent as the Seller and TSI is notified of such transaction; or (ii) the Sellers notify TSI of a proposed Future Sale to be effected in a public transaction in advance of the trade and the trade is effected through one or more market makers who make a market in TSI's stock.

                           (4) For purposes of this Agreement (and the restrictions set forth in this SECTION 1.2), the term "TSI Stock" shall mean and include (i) the shares of TSI Stock issued, granted, conveyed and delivered to the Sellers pursuant to SECTION 1.1 hereof, and (ii) any and all other or additional shares of capital stock of TSI issued or delivered by TSI with respect to the shares of TSI Stock described in clause (i) hereof, including without limitation any shares of capital stock of TSI issued or delivered with respect to such shares as a result of any stock split, stock dividend, stock distribution, recapitalization or similar transaction.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         OF THE SELLERS AND THE COMPANY

         The Sellers and the Company, jointly and severally, make the following representations and warranties to the Purchaser (but such representations and warranties, to the extent they relate to actions on the part of the Company are limited to actions taken prior to or on the Closing Date):

         2.1 ORGANIZATION, QUALIFICATION, ETC.

                  (a) The Company is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Texas with the partnership power and authority to carry on its business as it is now being conducted, and to own, operate and lease its properties and assets.

                  (b) The Company is duly qualified or licensed to do business in good standing in the jurisdictions set forth on SCHEDULE 2.1 attached hereto, those being every jurisdiction in which the conduct of the Company's business, the ownership or lease of its properties, or the transactions contemplated by this Agreement, require it to be so qualified, registered or licensed, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  (c) True, complete and correct copies of the Company's certificate of limited partnership and partnership agreement (the "PARTNERSHIP AGREEMENT"), as amended to date and as presently in effect, are attached hereto as EXHIBIT 2.1. The Company has no other organizational documents.

         2.2 SUBSIDIARIES. The Company has no Subsidiaries (as defined in
SECTION 12.3) nor any investment or other equity interest in any Person (as defined in SECTION 7.3).

         2.3 PARTNERSHIP INTERESTS. As of the date hereof, the Company Interests constitute all of the authorized and outstanding partnership interests of the Company; and all of the Company Interests are owned legally, beneficially and of record only by the respective Sellers (or by their respective trustees or beneficiaries, as applicable) as set forth on SCHEDULE 1.1 attached hereto, which Schedule also indicates the nature of each Seller's Company Interest (general or limited), all as indicated in SCHEDULE 1.1. The Company has no partners (general, limited, or otherwise) other than the Sellers.

         2.4 PARTNERSHIP RECORD BOOKS. The partnership record book of the Company has been made available to the Purchaser, is complete and correct in all material respects and contains all of the material proceedings of the partners and the Company, and all requisite Federal and State documentary stamps, if any, have been affixed thereon and canceled.

         2.5 TITLE TO PARTNERSHIP INTERESTS. All of the issued and outstanding partnership interests in the Company are owned only by the Sellers or by their respective trustees or beneficiaries, as applicable, in the respective amounts and as set forth on SCHEDULE 1.1 hereto, are duly authorized and validly issued, and are free of all Liens (as defined in SECTION 7.3) other than restrictions on transfer imposed under applicable securities law and restrictions arising under the terms of the partnership agreement of the Company ("PERMITTED PARTNERSHIP INTEREST RESTRICTIONS"). Upon delivery by the Sellers of the Company Interests to the New Partners at the Closing against payment of the purchase price thereof, the Sellers will convey, and the New Partners will receive, good and valid title to all the Company Interests (including, without limitation, all legal and beneficial title, rights and interests therein), free and clear of all Liens or contractual restrictions or limitations whatsoever other than Permitted Partnership Interest Restrictions and Liens arising from the contracts or actions of TSI.

         2.6 OPTIONS AND RIGHTS. There are no outstanding subscriptions, options, warrants, rights, securities, contracts, commitments, understandings or other rights or arrangements under which the Company is bound or obligated to issue any additional partnership interests. There are no agreements, arrangements or understandings between any Sellers and/or the Company and any other Person (as defined in SECTION 7.3) giving any Person any right or interest in any Company Interest. The Sellers do not have, or hereby waive, any preemptive or other right to acquire partnership interests of the Company that such Sellers have or may have had on the date hereof.

         2.7 FINANCIAL CONDITION AT CLOSING. At and as of Closing, (i) the Company shall be current in all material respects on all bills and payables according to standard trade terms, and will have paid all expenses in connection with this transaction and (ii) the Company and Sellers shall have complied with their respective obligations to be performed prior to or on the Closing Date under Sections 4.11 and 2.23.

         2.8 AUTHORIZATION, ETC. The Company has the full partnership power and authority and each of the Sellers has all requisite corporate or trust power and authority to enter into this Agreement and the agreements and documents contemplated hereby to which they are or will become a party and perform their respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby to which the Company or any Seller is or will become a party have been duly authorized by each of the Sellers and the Company (including, if and to the extent required or necessary, with the approval of all trustees and beneficiaries of the LPs and the Board of Directors and shareholders of the GP) and no other corporate, partnership or trust proceedings or approvals on the part of the Sellers and the Company are necessary to authorize this Agreement and the transactions contemplated hereby. Upon execution and delivery of this Agreement and all other agreements contemplated hereby by the parties hereto and thereto, this Agreement and such other agreements shall constitute the legal, valid and binding obligation of each of the Company and the Sellers party hereto and thereto, enforceable against each such party in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and similar laws which effect creditors' rights generally and by general equitable principles.

         2.9 NO VIOLATION. The execution, delivery and performance by the Company and the Sellers of this Agreement, and any and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company and the Sellers do not and will not, except as set forth on SCHEDULE 2.9 attached hereto, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the partnership interests or assets of the Company pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any Authority (as defined in SECTION 7.3) or other Person pursuant to: the partnership agreement and certificate of limited partnership of the Company, or any Regulation (as defined in SECTION 7.3) to which the Company or the Sellers are subject, Order (as defined in SECTION 7.3) or Contract (as defined in SECTION 7.3) to which the Company or any Seller is subject, other than, in the case of such Contracts, any such breaches or defaults that will not result in a Material Adverse Effect. The Company and the Sellers will comply with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         2.10 FINANCIAL STATEMENTS. Attached as EXHIBIT 2.10 hereto are the following financial statements of the Company applied on a consistent basis: (i) balance sheets for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 (the "BALANCE SHEETS"), (ii) statements of income, partners' equity and cash flows for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 (the "STATEMENTS OF REVENUES AND EXPENSES"), and (iii) balance sheet and statement of operations for the three months ended March 31, 1998 (collectively, together with the Balance Sheets and the Statements of Revenues and Expenses, the "FINANCIAL STATEMENTS"). The Financial Statements at and for the years ended December 31, 1996 and 1997 were audited by Ernst & Young LLP as indicated in such firm's audit reports included in the Financial Statements. The balance sheets (and the notes thereto) included in the Financial Statements fairly present in all material respects the financial position of the Company at the respective dates thereof, and the statements of income, partners' equity and cash flows included in the Financial Statements fairly present the results of operations for the periods therein referred to (except as stated therein or in the notes or schedules thereto) applied in conformity with GAAP (subject, in the case of, statements referred to in clause (iii) above, to the absence of footnotes and normal year-end adjustments). Except as set forth on SCHEDULE 2.10(A) attached hereto, the Company has no liability, whether accrued, absolute or contingent, of a type required to be reflected on a balance sheet or described in the notes thereto in accordance with GAAP, other than (i) liabilities which have been reflected or reserved against in the Financial Statements, (ii) liabilities incurred in the ordinary course of business since March 31, 1998, and (iii) liabilities covered by insurance or reinsurance (a complete and detailed description of which liabilities and insurance coverage is provided in SCHEDULE 2.10(B)).

         2.11 ACCOUNTS PAYABLE; ACCOUNTS RECEIVABLE; CUSTOMER DEPOSITS. Schedule 2.11(a) sets forth a complete list of the Company's accounts payable and accrued expenses as of March 31, 1998. Schedule 2.11(b) attached hereto sets forth a true and complete list of the aged accounts receivable of the Company as of May 29, 1998, all of which arose out of bona fide sales and deliveries of goods, performance of services or other business transactions (and also including all loans or advances to officers, directors or Company Employees as of April 30,
1998). The allowances reflected in Schedule 2.11(b) as of April 30, 1998 were determined in good faith and consistent with the Company's historical practices and collection experience, and to the knowledge of Company and Sellers there is no reason to change or adjust the methodology for determining such allowances. The customer deposits of the Company, if any, are held as set forth on Schedule 2.11(c).

         2.12 EMPLOYEES. An accurate list is set forth on SCHEDULE 2.12 showing all employees of the Company or any of its Affiliates (including, but not limited to, Lexington Management Corporation) who render services partially (20% or more of work time) or exclusively in connection with business of the Company as of May 15, 1998 (the "COMPANY EMPLOYEES") and indicating the Person that is the employer of each Company Employee, and listing all employment agreements with such employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons. The Company has provided or made available to TSI true, complete and correct copies of any employment agreements for persons listed on SCHEDULE 2.12. Since December 31, 1997, there have been no increases in the compensation payable or any special bonuses to any Company Employee or consultant to the Company, except ordinary salary and bonus increases implemented on a basis consistent with past practices, except as set forth on SCHEDULE 2.12. Except as set forth on SCHEDULE 2.12, neither Seller is related by blood or marriage to, or otherwise affiliated with, any person listed on SCHEDULE 2.12.

         The Company has been for the past four years, and currently is, in compliance in all material respects with all Federal, State and local Regulations and Orders affecting employment and employment practices of the Company (including those Regulations promulgated by the Equal Employment Opportunity Commission), including terms and conditions of employment and wages and hours. Except as set forth on SCHEDULE 2.12, (i) the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no Company Employees are represented by any labor union or covered by any collective bargaining agreement, (iii) to the Company's and Sellers' knowledge, no campaign to establish such representation is in progress and (iv) there is no pending or, to the Company's and Sellers' knowledge, threatened labor dispute involving the Company and any Company Employees nor has the Company experienced any labor interruptions over the past three years. The Company believes its relationship with Company Employees to be generally good.

         2.13 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 2.13, since March 31, 1998, there has not been (a) any Material Adverse Change (as defined in SECTION 7.3) to the Company; (b) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on the Company; (c) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Company's partnership interests, or any redemption or other acquisition of such partnership interests by the Company (and no such item has occurred during the period from December 31, 1997 through the date hereof); (d) any amendment, modification or termination of any existing, or entering into any new, Contract or plan relating to any salary, bonus, insurance, pension, health or other employee welfare or benefit plan for or with any Company Employees or consultants of the Company; (e) any entry into any material Contract not in the ordinary course of business, including without limitation relating to any borrowing or capital expenditure; (f) any disposition by the Company of any material asset other than in the ordinary course of business and consistent with prior practices; (g) any write-off, as uncorrectable, of any notes, trade accounts or other receivables having an aggregate value in excess of $10,000;
(h) any change by the Company in accounting methods or principles; or (i) any adverse changes to the terms of, or any termination of, any contracts of the nature described in paragraphs (a)(xiv) and (a)(xv) of Section 2.14 below.

         2.14 CONTRACTS.

                  (a) The Company has listed on SCHEDULE 2.14(A) all material (as defined in the following sentence) written and oral contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant suppliers, customers, joint venture or partnership agreements, contracts with any labor organizations and strategic alliances), in existence as of the date hereof, and in each case has delivered or made available true, complete and correct copies of such agreements to TSI.

The Company's written or oral material contracts, commitments and similar agreements required to be listed in SCHEDULE 2.14(A) include (but are not limited to) all of the material Contracts of the following types (if any) to which the Company is a party (it being understood that a Contract shall be deemed material for purposes of this Section 2.14 only if (i) in the case of Contracts other than those described in the following clause (ii), the aggregate liability of the Company thereunder, or the aggregate consideration payable by or to the Company thereunder during the twelve-month period commencing on the date hereof, exceed $25,000, or (ii) the Contract is for the Company's hotel reservation services and pursuant to such contract the Company is expected to receive five percent or more of its revenues during the 12 month period commencing on the Closing Date, and further agreed that SCHEDULE 2.14(A) shall nevertheless include a list of all of Company's customers with which the Company currently has a Contract for hotel reservation services);

                           (i) pension, profit sharing, bonus, retirement, stock
                  option, stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan (other than as set forth in SCHEDULE 2.20 hereto), or any Contract with any labor union;

                           (ii) employment, consultation or other compensation
                  Contracts to which any Company Employees are parties which are not terminable on notice of 30 days' or less by the Company without penalty or other financial obligation or which provide for total salary, bonus and other compensation from the Company of $35,000.00 or more per annum.

                           (iii) Contract containing covenants or agreements
                  limiting the freedom of the Company or any of its Company Employees to compete in any line of business presently conducted by the Company or to compete with any Person in any such line of business in any area;

                           (iv) Contract with any Seller or with any affiliate
                  or relative of any Seller;

                           (v) Contract relating to or providing for loans to
                  Company Employees or Affiliates or any Sellers or employees, officers or directors thereof;

                           (vi) Contract under which the Company has advanced or
                  loaned, or is obligated to advance or loan, funds to any Person;

                           (vii) Contract relating to the incurrence, assumption
                  or guarantee of any indebtedness, obligation or liability (in respect of money or funds borrowed), including letters of credit, or otherwise pledging, granting a security interest in or placing a Lien on any asset of the Company;

                           (viii) guarantee or endorsement of any obligation;

                           (ix) Contract under which the Company is lessee or
                  licensee of or holds, uses or operates any property, real or personal, intangible, intellectual (trademarks, patents, copyrights, other Proprietary Rights, etc.) or otherwise, owned by any other party;

                           (x) Contract pursuant to which the Company is lessor
                  of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

                           (xi) assignment, license, indemnification or Contract
                  with respect to any Proprietary Rights (as defined in SECTION
                  7.3 hereto));

                           (xii) warranty Contract with respect to its services
                  rendered (or to be rendered);

                           (xiii) Contract or lease for, or with, any telephone
                  switch, long distance or toll-free telephone providers;

                           (xiv) Contract with Global Distribution System
                  ("GDS") or Central Reservation Systems ("CRS") (i.e., SABRE, THISCO, GALILEO, AMADEUS, WORLDSPAN, etc.), or any Internet service providers or Internet-based reservation systems;

                           (xv) Contracts for any telecommunications equipment
                  or services, and any computer-based information systems (including hardware and software);

                           (xvi) Override agreements with travel agencies, other
                  customers or suppliers;

                           (xvii) Contract which prohibits, restricts or limits
                  in any way the payment of dividends or distributions by the Company;

                           (xviii) Contract under which it has granted any
                  Person any registration rights (including piggyback rights) with respect to any securities;

                           (xix) Contract for the purchase or acquisition of
                  property and assets;

                           (xx) Contracts with independent agents, brokers,
                  dealers or distributors;

                           (xxi) Sales, commissions, advertising or marketing
                  Contracts;

                           (xxii) Governmental Contracts subject to
                  redetermination or renegotiation; or

                           (xxiii) any other Contract which is material to the
                  Company's operations or business prospects, except those which
                  (x) were made in the ordinary course of business, and (y) are terminable on 30 days' or less notice by the Company without penalty or other financial obligation.

                  (b) The Company has performed in all material respects all obligations required to be performed by it and is not in default or breach in any material respect under any Contract listed on SCHEDULE 2.14(A); no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance in any material respect by the Company, or to the knowledge of the Company and Sellers, by any other party under any Contract listed on SCHEDULE 2.14(A).

         2.15 DISCLOSURE. Neither this Agreement nor any of the exhibits, schedules, certificates or other documents delivered by Sellers or the Company pursuant to this Agreement at Closing contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein in light of the circumstances under which it was made not misleading (it being agreed that any item not disclosed on a Schedule hereto because it is not required to be disclosed thereon by the express terms of the applicable representation shall not constitute a violation of this
Section 2.15).

         2.16 TITLE AND RELATED MATTERS.

                  (a) The Company has good and valid title to all of the property and assets reflected in the balance sheets included in the Financial Statements or acquired after the date thereof except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business, free and clear of all Liens, except (i) tax and other statutory Liens not yet delinquent, (ii) Liens of a Lessor under any lease disclosed in the Schedules to this Agreement, (iii) such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties; or do not materially detract from the value of such properties and assets, taken as a whole, (iv) as reflected in the balance sheets included in Financial Statements or the notes thereto, or (v) as expressly disclosed on SCHEDULE 2.16 hereto (collectively "Permitted Liens"). Except for normal breakdowns and servicing requirements, all machinery and equipment regularly used by the Company in the conduct of its business is in good operating condition and repair, ordinary wear and tear excepted.

                  (b) The Company does not own any real Property. SCHEDULE 2.16 attached hereto sets forth a description of all real property leased and all material personal property owned or leased by the Company.

         2.17 LITIGATION. Except as set forth on SCHEDULE 2.17, there is no Claim (as defined in SECTION 7.3) pending or, to the knowledge of the Sellers and the Company, any material Claim threatened, against any of the Sellers or the Company, nor is there any Order outstanding against any of the Sellers or the Company; and the matters disclosed on Schedule 2.17, both individually and in the aggregate, are reasonably expected to not have a Material Adverse Effect on the Company.

         2.18 TAX MATTERS.

                  (a) The Partnership has from the date of its formation qualified as, and on the Closing date shall qualify as, a partnership for federal and state income tax purposes in accordance with subchapter K of the Internal Revenue Code of 1986 as amended (the "CODE") and corresponding state statutes and any regulations and rules promulgated thereunder. The Company has filed all federal, state, local and franchise tax reports and returns, and all other material reports, returns and other documents (collectively, the "TAX RETURNS") required to be filed with any federal, state, local or other taxing authorities (each a "TAXING AUTHORITY", collectively, the "TAXING AUTHORITIES") in respect of all relevant taxes, including without limitation income, premium, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties) (collectively, the "TAXES") and in accordance with all tax sharing agreements to which any Seller or the Company may be a party. All Taxes required or anticipated to be paid by the Company for all periods prior to and including March 31, 1998 have been paid or accrued or otherwise provided for by the Company and all such Company Taxes for periods prior to and including the Closing Date shall be paid or accrued or otherwise provided for (to the extent required to be accrued or provided for in accordance with the Company's prior practice and in the ordinary course of business) by the Company prior to Closing, including any of the Company's Taxes that may be due or claimed to be due as a result of the consummation of the transactions contemplated by this Agreement. All Taxes which are required to be withheld or collected by the Company have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable laws. There are no Liens for Taxes upon any property or assets of the Company except for liens for Taxes not yet due and payable.

                  (b) No audit of the Company or the Company's Tax Returns by any Taxing Authority is currently pending or threatened, and no issues have been raised by any Taxing Authority in connection with the examination of any Tax Returns, and there are no unresolved issues or unpaid deficiencies relating to any such examinations, if any. The items relating to the business, properties or operations of the Company on the Tax Returns filed by or on behalf of the Company for all taxable years (including the supporting schedules filed therewith), state accurately in all material respects the information requested with respect to the Company and such information was derived from the books and records of the Company.

                  (c) The Sellers shall cause the Company to file all income Tax Returns and reports with respect to income Taxes which are required to be filed for Tax periods ending on or before the Closing Date and to file all other Tax Returns and reports with respect to Taxes (other than income Tax Returns and reports with respect to income Taxes) which are due on or before the Closing Date (collectively, "PRE-CLOSING TAX RETURNS"). The Sellers shall pay all income Taxes due in respect of such Pre-Closing Tax Returns to the appropriate Taxing Authority, including any income Taxes of the Sellers, in their capacity as partners of the Company, that may be due as a result of the consummation of the transactions contemplated by this Agreement. The Sellers shall (i) cause the Company to prepare a statement of election under Treasury Regulation

Section 1.754-1(b), (ii) submit a copy of such statement of election to TSI at least thirty (30) days prior to the due date (determined with regard to any applicable extensions; provided, however, that the foregoing election shall be made on a timely basis so that it may be reflected in the tax returns of TSI) of the Company's U.S. federal partnership return for the Company's tax year that ends on the Closing Date, and (iii) timely file the final version of such statement of election with such partnership return.

         2.19 COMPLIANCE WITH LAW AND APPLICABLE GOVERNMENT AND OTHER
REGULATIONS.

                  (a) The Company is presently complying in respect of its operations, equipment, practices, real property, structures, and other property, and all other aspects of its business and operations, with all applicable Regulations and Orders, including all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety except where such failure or failures to comply therewith would not individually or in the aggregate have a Material Adverse Effect. There are no Claims pending, nor to the knowledge of the Company and the Sellers are there any material Claims threatened, nor has the Company or any Seller received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over the Company, including any requirement of OSHA or any pollution and environmental control agency (including air and water).

                  (b) SCHEDULE 2.19(B) attached hereto sets forth all material permits, licenses, provider numbers, orders, franchises, registrations and approvals (collectively, "PERMITS") from all Authorities held by the Company. The Permits listed on SCHEDULE 2.19(B) are the only Permits that are required for the Company to conduct its business as presently conducted, except for those the absence of which would not have a Material Adverse Effect on the Company. Each such Permit is in full force and effect and, to the knowledge of the Company and Sellers, no suspension or cancellation of any such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

                  (c) The Company is not subject to any Regulation, rule or requirement of any industry groups with which it is a member or affiliated.

         2.20 ERISA AND RELATED MATTERS.

                  (a) BENEFIT PLANS; OBLIGATIONS TO EMPLOYEES. Except as set forth in SCHEDULE 2.20 hereto, the Company is neither a party to nor participates in or has any liability or contingent liability with respect to:

                           (i) any "employee welfare benefit plan" or "employee
                  pension benefit plan" or "multiemployer plan" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));

                           (ii) any retirement or deferred compensation plan,
                  incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA); or

                           (iii) any employment agreement not terminable on 30
                  days' or less written notice, without further liability.

                  Any plan, arrangement or agreement required to be listed on
SCHEDULE 2.20 is sometimes hereinafter referred to as a "BENEFIT PLAN".

                  (b) PLAN DOCUMENTS AND REPORTS. A true and correct copy of each of the Benefit Plans required to be listed on SCHEDULE 2.20, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements, each as in effect on the date hereof, has been supplied or made available to the Purchaser. In the case of any Benefit Plan that is not in written form, the Purchaser has been supplied with an accurate description of such Benefit Plan as in effect on the date hereof. A true and correct copy of the three most recent annual reports and accompanying schedules, the three most recent actuarial reports, and the most recent summary plan description and Internal Revenue Service determination letter with respect to each such Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Benefit Plan has been supplied to or made available the Purchaser by the Company, and there have been no material changes in the financial condition in the respective Benefit Plans from that stated in the annual reports and actuarial reports supplied.

                  (c) COMPLIANCE WITH LAWS; LIABILITIES. As to all Benefit Plans, except as otherwise specified on SCHEDULE 2.20, the Company is in compliance in all material respects with the terms of all Benefit Plans and every Benefit Plan is in compliance in all material respects with all of the requirements and provisions of ERISA and all other laws and regulations applicable thereto, including without limitation the timely filing of all annual reports or other filings required with respect to such Benefit Plans. None of the assets of any Benefit Plan are invested in employer securities or employer real property, as those terms are defined in Section 407(d) of ERISA. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan and the Company has not otherwise engaged in any prohibited transaction.

                  (d) With respect to any Benefit Plan or any other employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA to which the Company or any ERISA Affiliate contributes or has contributed or is or has been under an obligation to contribute in the last six years (collectively, the "Plans"), there is no (i) liability to the Pension Benefit Guaranty Corporation, other than for the payment of premiums, all of which have been paid when due; (ii) liability under sections 4062, 4063, 4064, or 4068 of ERISA; (iii) withdrawal liability (including contingent withdrawal liability) within the meaning of sections 4201, 4202, or 4204 of ERISA to any "multiemployer plan," as such term is defined in section 4001 of ERISA; nor (iv) any "accumulated funding deficiency" as such term is defined in section 302 of ERISA and section 412 of the Code or any lien attributable thereto under section 412(f) and (m) of the Code. There would not be any such liability if the Company, or any ERISA Affiliate terminated or withdrew from any Plan on the Closing Date or were deemed to terminate or withdraw from any such Plan in connection with the transition of certain employees from Lexington Management Corporation ("Manager") to the Company pursuant to the Services Agreement dated as of the Closing Date between Manager and the Company. No "reportable event" under section 4043 of ERISA has occurred with respect to any Plan. For purposes of this section, the term ERISA AFFILIATE shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed to be a single employer within the meaning of section 4001(b)(1) of ERISA.

         2.21 INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 2.21 and SCHEDULE 2.21(D) sets forth a true and correct list of all (i) registered Proprietary Rights owned by the Company, (ii) applications for registrations of Proprietary Rights filed by the Company and
(iii) unregistered trademarks and service marks and certain other Proprietary Rights owned or used by the Company which are material to the Company. SCHEDULE
2.21 also contains a complete and accurate list of all licenses (other than software licenses with respect to software that is commercially available from third parties) with respect to any material Proprietary Rights. The Company has complied in all material respects with all federal and international trademark laws and has made all necessary filings and has registered its material Proprietary Rights in all jurisdictions necessary to protect each of its Proprietary Rights set forth on SCHEDULE 2.21. The consummation of the Closing will not impair in any material respect any Proprietary Rights of the Company.

                  (b) The Company has the right to use all of its Proprietary Rights, including those listed in SCHEDULE 2.21 and SCHEDULE 2.21(D), without infringing the rights of any third party, except where such infringement would not have a Material Adverse Effect on the Company. Each of such Proprietary Rights is free and clear of all royalty obligations and Liens other than Permitted Liens. There are no Claims pending, or to the best knowledge of the Company and the Sellers, any Claims threatened, against the Company or any Seller that its use of any Proprietary Rights infringes the rights of any Person. The Company and the Sellers have no knowledge of any third-party's conflicting use of any of such Proprietary Rights that conflicts in any material respect with the Company's Proprietary Rights, and any such conflicting uses will not have a Material Adverse Effect.

                  (c) Except as set forth in SCHEDULE 2.21 or SCHEDULE 2.21(D), the Company is not a party in any capacity to any franchise, license or royalty agreement respecting any Proprietary Right and there is no conflict with the rights of others in respect to any Proprietary Right now used in the conduct of its business.

                  (d) SOFTWARE PROGRAMS

                           (i) DEFINITION. As used herein, the term "Software"
                  shall mean the proprietary hotel reservation software program and data developed by the Company, and used by the Company in the operation of its business, which Software includes the "Proprietary Software" indicated on SCHEDULE 2.21(D) and a product known as "LexLink." The Software does not include any off-the-shelf software or operating system not developed by the Company.

                           (ii) OWNERSHIP. The Company is the sole owner of the
                  Software. The Company has not sold, assigned, licensed, distributed or in any other way disposed of or encumbered the Software. The Company possesses or has access to the source code for the Software for the purposes of recreating and future maintenance and updates. The use by the Company of the Software in the normal course of business (as conducted prior to the date hereof) does not infringe any valid and subsisting copyright, patent or trade secret owned by third persons except for any infringement which would not have a Material Adverse Effect.

                           (iii) SUFFICIENCY AND OPERATION. The Software is
                  sufficient for use by the Company in the normal course of its business operations (as conducted prior to the date hereof for the volume of hotel reservation information processed thereby) as of the date hereof, without material defects or programming or documentation errors. The Company warrants that the Software will function without material defect in view of the year 2000 problem.

                           (iv) LICENSED SOFTWARE. Any software used by the
                  Company which is licensed from third parties or off-the-shelf is held and used by the Company legitimately. The material licensed software used by the Company is set forth in SCHEDULE 2.21(D). The licensed software which performs general ledger and related accounting functions can be modified (without significant expense beyond the expenditures contemplated by the 1998 Annual Budget) so as to operate without material defect in light of the year 2000 problem.

         2.22 ENVIRONMENTAL MATTERS. Except as disclosed in SCHEDULE 2.22: (a) neither the Company's business or assets nor the operation thereof violates in any material respect any applicable Environmental Law (as defined in SECTION 7.3), and no condition, occurrence, accident, happening or event has occurred at any time prior to the Closing Date, which has resulted or will result in a claim against the Company or the Purchaser or has created or will create a liability or loss for the Company or the Purchaser and which, with notice or the passage of time or both, would constitute a violation in any material respect of any Environmental Law; (b) the Company is in possession of all material Environmental Permits (as defined in SECTION 7.3) required under any applicable Environmental Law for the conduct or operation of the Company's business (or any part thereof), and the Company is in compliance in all material respects with all of the requirements and limitations included in such Environmental Permits;
(c) the Company has not stored or used any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at any property or facility now or previously owned, leased or operated by the Company in violation in any material respect of any Environmental Law; (d) neither the Company nor any Seller has received any notice from any Authority or any private Person that the Company's business or the operation of any of its facilities is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any property or facility now or previously owned, leased or operated by the Company, or at, on or beneath any land adjacent thereto or in connection with any waste or contamination site; (e) to the knowledge of the Company and Sellers, the Company is not the subject of any Federal, state, local, or private Claim involving a demand for damages or other potential liability with respect to a violation of Environmental Laws or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased, or operated by the Company; (f) no property or facility now or previously owned, leased or operated by the Company, is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up; and (g) to the knowledge of the Company and Sellers, there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property or facility now or previously owned or leased by the Company. The Company has timely filed all reports required to be filed with respect to all of its property and facilities and has generated and maintained all required data, documentation and records under all applicable Environmental Laws.

         2.23 DEALINGS WITH AFFILIATES; MANAGEMENT FEES. Except as set forth on
SCHEDULE 2.23, as of the Closing the Company is not a party to any oral or written agreement or arrangement with any one or more Affiliates of the Company or any Seller, other than the agreements to be signed at Closing as expressly contemplated by this Agreement, and all such affiliated agreements and arrangements in effect during 1997 are reflected in the Company's audited financial statements for such year included in the Financial Statements. Since December 31, 1997, the Company has not paid any management fee or other fees or compensation to any Affiliate of the Company other than (i) management fees paid to Woodstone International, Inc., which fees did not exceed $1,350,000 for the period from January 1, 1998 through May 31, 1998, (ii) compensation to Company Employees, or (iii) other fees, if any, at levels not materially greater than the fees reflected in the Company's audited Financial Statements for 1997.

         2.24 BANKING ARRANGEMENTS; CREDIT FACILITIES. The Company has no bank account(s), or safety deposit box. Except as set forth on SCHEDULE 2.24, the Company has no liability or obligation relating to funds or money borrowed by or loaned to the Company (whether under any credit facility, line of credit, loan, indenture, advance, pledge or otherwise).

         2.25 INSURANCE. The Company is insured under various insurance coverages as indicated in the certificate(s) of insurance attached to SCHEDULE
2.25 attached hereto, and as of the Closing Date TSI's principal lender, NationsBank, is named as a loss payee on such policies. The Company has no unresolved claims filed with any insurance providers, and has no unfiled insurance claims that the Company has determined to file, in the aggregate amount of $10,000 or more. Such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Neither the Company nor any Seller has received any notice of the occurrence of (a) a material claim against the Company not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (b) a material increase in aggregate insurance premiums of the Company (other than any increase resulting from the establishment of separate insurance policies for the Company as a result of the consummation of the transactions contemplated by this Agreement).

         2.26 INVESTMENT REPRESENTATIONS. In connection with this Agreement or any agreement or transaction contemplated hereby, each Seller hereby represents and warrants to TSI as follows:

                  (a) Each Seller acknowledges receipt of a copy of TSI's Prospectus contained in TSI's shelf registration statement on Form S-1 (File No. 333-50533) dated May 4, 1998 (the "SHELF REGISTRATION Statement"), pursuant to which TSI proposes to issue the TSI Stock to Sellers.

                  (b) Each Seller has been offered, the opportunity to ask questions of, and receive answers from, TSI and its Subsidiaries, and the Sellers have been given full and complete access to all available information and data relating to the business and assets of TSI and its Subsidiaries, has obtained to such Seller's satisfaction all such additional information about TSI and its Subsidiaries which the Sellers have deemed necessary in order to evaluate the opportunities, both financial and otherwise, with respect to TSI and, except as set forth herein, has not relied on any representation, warranty or other statement concerning the Purchaser and its Subsidiaries in such Seller's evaluation of the decision to consummate the transactions contemplated herein. On the basis of the foregoing, each Seller is familiar with the operations, business plans and financial condition of TSI.

         2.27 BROKERAGE; COMPANY LIABILITY. Except as set forth in SCHEDULE 2.27, neither the Company nor any Seller has employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from the Company or any Seller, or from the Purchaser or its Affiliates, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby; and the Company does not and will not have any liability to any Person in respect of any matter disclosed on Schedule 2.27.

         2.28 IMPROPER AND OTHER PAYMENTS. (a) neither the Company, any director, officer, thereof, nor, to the Company's or any Seller's knowledge, any employee, agent or representative of the Company nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person or Authority, (b) no unlawful contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate by or, to the knowledge of Sellers and the Company, on behalf of, the Company, and (c) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made by or, to the knowledge of Sellers and the Company, on behalf of, the Company.

         2.29 SIGNIFICANT SUPPLIERS AND CUSTOMERS; MATERIAL PLANS AND COMMITMENTS. The Company has delivered to TSI an accurate list (which is set forth on Schedule 2.29) of (i) all significant suppliers and customers of the Company, it being understood and agreed that a "significant" supplier or customer, for purposes of this Section 2.29, means a supplier or customer representing 5% or more of the Company's annual revenues or expenses as of the Balance Sheet

Date. Since December 31, 1997, except to the extent set forth on Schedule 2.29, none of the Company's significant customers (or persons or entities that are sources of a significant number of customers) have canceled a contract or substantially reduced utilization of the services of the Company, and the Company has not received any written notice that any significant customer is currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Company. Schedule 2.29 sets forth the Company's budgets for 1998 and its preliminary estimated budget for 1999 for capital expenditures for all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $25,000 by the Company, including without limitation any development expenditures, purchases or leases of information systems, telecommunications equipment, computer hardware and software, etc., which budgets also specify the items recommended by the Company to be acquired during the Accounting Period.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Sellers as follows:

         3.1 CORPORATE ORGANIZATION, ETC. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. The Purchaser is duly qualified or licensed to do business in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the transactions contemplated by this Agreement, require it to be so qualified or licensed and the failure to be so qualified or licensed would have a Material Adverse Effect.

         3.2 AUTHORIZATION, ETC. The Purchaser has full corporate power and authority to enter into this Agreement and the agreements or documents contemplated hereby to which it is or will become a party and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby, and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. Upon execution and delivery of this Agreement and the other agreements contemplated hereby to which the Purchaser is party by the parties thereto, this Agreement and such other agreements shall constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and similar laws which effect creditors' rights generally and by general equitable principles.

         3.3 NO VIOLATION. The execution, delivery and performance by the Purchaser of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and will not (a) conflict with or result in a material breach of the terms, conditions or provisions of, (b) result in a violation of, or (c) require any authorization, consent, approval, exemption or other action by or notice to any Authority pursuant to, the certificate of incorporation or by-laws of the Purchaser, or any Regulation to which the Purchaser is subject, or any material Contract or Order to which the Purchaser or its properties are subject. The Purchaser will comply with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         3.4 GOVERNMENTAL AUTHORITIES. The Purchaser has complied in all material respects with all applicable Regulations in connection with its execution, delivery and performance of this Agreement and the agreements and transactions contemplated hereby. The Purchaser is not required to submit any notice, report, or other filing with any governmental authority in connection with its execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. No authorization, consent, approval, exemption or notice is required to be obtained by the Purchaser in connection with the execution, delivery, and performance of this Agreement and the agreements and transactions contemplated hereby.

         3.5 ISSUANCE OF TSI STOCK. The shares of TSI Stock and Additional TSI Shares that are required to be issued by TSI to the Sellers pursuant to, in accordance with the terms and subject to the conditions set forth in this Agreement, shall, upon issuance and delivery, be duly authorized, validly issued, fully paid and non-assessable.

         3.6 SHELF REGISTRATION STATEMENT. Subject to Section 1.1 hereof, the issuance of TSI Stock and Additional TSI Shares, when issued under this Agreement, shall be registered pursuant to the Shelf Registration Statement (or, the Other Registration Statement, in the case of the Additional TSI Shares). The Shelf Registration Statement is effective as of the date hereof and, if Additional TSI Shares are issued hereunder, the Other Registration Statement will be effective as of the date upon which the Additional TSI Shares are issued to the Sellers. Upon any such issuance of TSI Stock or Additional TSI Shares, the Shelf Registration Statement (and the Other Registration Statement, as applicable) will comply in all material respects with the applicable requirements of the Securities Act. The Shelf Registration Statement did not and will not (and the Other Registration Statement will not) (i) at the time such registration statement became effective under the Securities Act, (ii) at the time the prospectus contained in such registration statement was delivered to the Sellers by TSI, (iii) on the Closing Date, in the case of the Shelf Registration Statement or (iv) on the date upon which the Additional TSI Shares are issued to the Sellers, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.7 COMMISSION REPORTS. TSI has filed all reports, statements, forms and other documents required to be filed with the Securities Exchange Commission since July 22, 1997 (collectively, the "COMMISSION REPORTS"), all of which complied as of the filing date (or, in the case of any Commission Report that has been amended, as of the date of amendment) in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and of all applicable rules and regulations thereunder. None of the Commission Reports contained as of the filing date (or, in the case of any Commission Report that has been amended, as of the date of amendment) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including the notes thereto) contained in the Commission Reports (collectively, the "TSI FINANCIAL STATEMENTS"), was prepared in accordance with GAAP except as disclosed otherwise therein (and, in the case of the financial statements for interim periods, the absence of notes thereto and normal year-end adjustments) applied on a consistent basis throughout the periods covered thereby (except as may be indicated in any notes thereto) and the TSI Financial Statements fairly present in all material respects in accordance with GAAP the consolidated financial position of TSI and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in cash flows of TSI and its consolidated subsidiaries for the periods indicated.

         3.8 NO MATERIAL ADVERSE CHANGE. Since the date of the most recent Commission Report, there has not been any Material Adverse Change or any event, occurrence or development which could reasonably be expected to have a Material Adverse Effect on TSI.

         3.9 SECURITIES ACT. The Purchaser is acquiring the Company Interests solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act. The Purchaser acknowledges that the Company Interests have not been registered under the Securities Act or any applicable state securities law, and that such partnership interests may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to applicable state securities laws and regulation as applicable. The Purchaser is knowledgeable, sophisticated and experienced in business and financial matters of the type contemplated by this Agreement and is able to bear the economic risks associated with its investment regarding the Company. The Purchaser has been afforded access to information regarding the Company and its financial condition, operating results, properties, liabilities, operations and management sufficient to enable it to evaluate the risks and merits of its investment in the Company.

         3.10 NO BROKERS. The Purchaser has not employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from the Purchaser or from the Company or the Seller, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                                OTHER AGREEMENTS

         The parties hereto further agree as follows:

         4.1 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date the Purchaser shall consider or be advised that any further assignments or assurances in law or in any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the New Partners, the title to the Company Interests acquired or to be acquired by reason of, or as a result of, the Purchaser's acquisition of the Company Interests hereunder, the Sellers agree that the Sellers shall execute and deliver all such proper assignments and assurances reasonably requested by Purchaser and do all things necessary, desirable or proper to vest, perfect or confirm title to the Company Interests in the New Partners, and otherwise to carry out the purpose of this Agreement.

         4.2 CONSENT OF PARTNERS. Notwithstanding anything to the contrary in the Partnership Agreement, all of the Partners hereby agree and consent to the sale and assignment of the Company Interests to the New Partners under this Agreement, and to the New GP becoming the sole general partner and the New LP becoming the sole limited partner of the Company. In addition, all of the Partners hereby waive compliance with any provisions of the Partnership Agreement or any other agreement to which they are parties which may restrict or prohibit the consummation of the transactions contemplated hereby.

         4.3 CONSENTS. Without limiting the generality of SECTION 4.1, each of the parties hereto shall use their reasonable best efforts to obtain all permits, authorizations, consents and approvals of all Persons and governmental authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

         4.4 NO TERMINATION OF SELLERS' OBLIGATIONS BY SUBSEQUENT INCAPACITY, ETC. To the fullest extent permitted by law, each Seller specifically agrees that the obligations of such Seller hereunder, including, without limitation, obligations pursuant to Article VI shall not be terminated by the death or incapacity of any trustee, beneficiary, officer, shareholder, director or any agent or representative of any Seller.

         4.5 EMPLOYMENT AGREEMENTS; TERMINATION OF RELATED PARTY AGREEMENTS.

                  (a) NEW AND TERMINATED EMPLOYMENT AGREEMENTS. At or prior to Closing, the Company and Sellers shall terminate or cause to be terminated any existing employment or independent contractor agreements between the Company or Affiliates of the Company and such persons listed on SCHEDULE 4.5(A) hereto; and the Company and each of Zolon A. Wilkins, Jr., Zolon Wilkins, III, and Shawn Heaton (the "EXECUTIVES") shall enter into an employment agreement in the form contained in EXHIBIT 4.5 attached hereto (the "EMPLOYMENT AGREEMENTS").

                  (b) TERMINATION OF CERTAIN RELATED PARTY AGREEMENTS. At or prior to Closing, the Sellers and the Company shall terminate or cause to be terminated the agreements listed on SCHEDULE 4.5(B) hereto.

         4.6 PUBLIC ANNOUNCEMENTS. Neither any Seller nor the Company nor any Affiliate, representative, employee or shareholder of either of such Persons, shall disclose any of the terms of this Agreement to any third party (other than the Purchaser's advisors and senior lending group and the Sellers' advisors) without the Purchaser's prior written consent unless required by any applicable law or to the extent previously publicly disclosed by TSI. The form, content and timing of any and all press releases, public announcements or publicity statements with respect to this Agreement or the transactions contemplated hereby shall be subject to the prior approval of the Purchaser and Sellers, which approval shall not be unreasonably withheld, but subject to TSI's public disclosure obligations under applicable law and stock exchange regulations. Notwithstanding the foregoing, and except for any disclosures required under or pursuant to Federal or State securities laws in connection with the registration of TSI's securities or otherwise required by law or stock exchange regulations, the initial press release or other public communication in connection with this transaction or any agreement pertaining hereto will not be made without the mutual agreement of the Purchaser and Sellers after prior review of such proposed release, which approval shall not be unreasonably withheld.

         4.7 NON-COMPETITION COVENANT.

                  (a) As a material and valuable inducement for the Purchaser to enter into this Agreement, pay the purchase price for the Company Interests hereunder and consummate the transactions provided for herein, during the "RESTRICTED PERIOD" (as hereinafter defined), each of the Sellers and Zolon A. Wilkins, Jr. (collectively, the "RESTRICTED PARTIES") agrees, unless otherwise permitted by TSI in writing, that such Restricted Party shall not (except as expressly permitted in SECTION 4.7(B) below), directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                           (i) engage, as an officer, director, shareholder,
                  owner, partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor or as a sales representative, in the business of providing central reservation services to hotels and motels or any other businesses to which the Company has provided such services on or before the Closing Date (including, without limitation, any such reservation services conducted through telephone or other reservation centers, or through electronic distribution channels of any nature such as GDS, CRS, Switches, the Internet, etc.) (the "COVERED BUSINESS") in direct competition with TSI or the Company or any subsidiary or Affiliate of TSI (collectively with TSI, the "TSI ENTITIES" and each (including TSI), a "TSI ENTITY"), within the United States or within 100 miles of any other geographic area in which any TSI Entity conducts business, including any territory serviced by any TSI Entity (the "RESTRICTED Territory");

                           (ii) solicit any person who is, at that time, or who
                  has been within one (1) year prior to that time, an employee of any TSI Entity for the purpose or with the intent of enticing such employee away from or out of the employ of any TSI Entity; or

                           (iii) solicit any person or entity which is, at that
                  time, or which has been within one (1) year prior to that time, a customer or supplier of any TSI Entity in connection with the Covered Business for the purpose of soliciting or selling products or services related to the Covered Business in direct competition with any TSI Entity within the Restricted Territory.

                  (b) Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit (i) the Restricted Parties from acquiring in the aggregate, as an investment, not more than two percent (2%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter, or (ii) any Restricted Party from providing hotel reservation services to hotels in which the Restricted Party owns a controlling interest, or to hotels franchised by the Restricted Party which conduct business under names as to which the Restricted Party owns the trademark for use of such name in such business and in which the Restricted Party is the hotel franchisor.

                  (c) As used in this Agreement, the term "RESTRICTED PERIOD" shall mean a period of five (5) years, from the Closing to the fifth (5th) anniversary of the Closing, except that with respect to Zolon A. Wilkins, Jr., the Restricted Period shall mean the longer of (x) such five-year period, and
(y) during such time as he is employed by any TSI Entity and for a period of two
(2) years following the effective date of termination of such employment.

                  (d) In recognition of the substantial nature of such potential damages and the difficulty of measuring economic losses to TSI as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to TSI for which it would have no other adequate remedy, each Restricted Party agrees that in the event of breach by such Restricted Party of the foregoing covenant, the Company and TSI shall be entitled to specific performance of this provision and injunctive and other equitable relief.

                  (e) It is agreed by the parties that the foregoing covenants in this SECTION 4,7 impose a reasonable restraint on the Restricted Parties in light of the activities and business of the Company and other TSI Entities on the date of the execution of this Agreement and the current plans of the Company and other TSI Entities; but it is also the intent of TSI and the Restricted Parties that such covenants be construed and enforced with respect to Zolon A. Wilkins, Jr. in accordance with the changing activities, business and locations of the TSI Entities, whether before or after the date of termination of his employment or other relationship with the Company or other TSI Entity; provided, that he is actively involved in the management, operation or development of the changed activity, business or location. For example, if, during the Restricted Period, the Company and other TSI Entity engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or its existing activities or business or the locations currently established therefor and Zolon A. Wilkins, Jr. is involved in the management, development or operation of such new or different activities or business, then Zolon A. Wilkins, Jr. will be precluded from soliciting the customers or employees of such new or different activities or business or from such new location and from directly competing with such new or different business within 100 miles of its then-established operating location(s) through the Restricted Period.

                  (f) The covenants in this SECTION 4.7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall be reformed in accordance therewith.

                  (g) All of the covenants in this SECTION 4.7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Restricted Party against TSI, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by TSI of such covenants. Further, this
SECTION 4.7 shall survive the Closing and the termination of any Restricted Party's employment with a TSI Entity. It is specifically agreed that the Restricted Period, during which the agreements and covenants of any Restricted Party made in this SECTION 4.7 shall be effective, shall be computed by excluding from such computation any time during which such Restricted Party is in violation of any provision of this SECTION 4.7.

         4.8 NON-DISCLOSURE; CONFIDENTIALITY.

                  (a) CONFIDENTIAL INFORMATION. By virtue of any Restricted Party's prior or future employment, association or involvement with the Company or other TSI Entity, the Restricted Party may have obtained or may hereafter obtain confidential or proprietary information developed, or to be developed, by the Company or other TSI Entity. "Confidential Information" means all proprietary or confidential business information, whether in oral, written, graphic, machine-readable or tangible form, and whether or not registered, and including all notes, plans, records, documents and other evidence thereof, including but not limited to all: patents, patent applications, copyrights, trademarks, trade names, service marks, service names, "know-how," customer lists, details of client or consulting contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit and financial data concerning customers, business acquisition plans or any portion or phase of any scientific or technical information, discoveries, computer software or programs used or developed in whole or in part by any TSI Entity (including source or object codes), processes, procedures, formulas or improvements of any TSI Entity; algorithms; computer processing systems and techniques; price lists; customer lists; procedures; improvements, concepts and ideas; business plans and proposals; technical plans and proposals; research and development; budgets and projections; technical memoranda, research reports, designs and specifications; new product and service developments; comparative analyses of competitive products, services and operating procedures; and other information, data and documents now existing or later acquired by an TSI Entity, regardless of whether any of such information, data or documents qualify as a "trade secret" under applicable Federal or State law. "Confidential Information" shall not include any information which is in the public domain, provided such information is not in the public domain as a consequence of disclosure by any Restricted Party in violation of this Agreement.

                  (b) NON-DISCLOSURE. Each Restricted Party agrees that, except as directed by such Restricted Party's TSI Entity employer, as required or otherwise contemplated under this Agreement or such Restricted Party's Employment Agreement or as otherwise required by law, he will not at any time (including the term of such Restricted Party's employment, if any, by an TSI Entity or at any time thereafter), except as may be expressly authorized by the TSI Entity in writing, disclose to any Person or use any Confidential Information whatsoever for any purpose whatsoever, or permit any Person whatsoever to examine and/or make copies of any reports or any documents or software (whether in written form or stored on magnetic, optical or other mass storage media) prepared by him or that come into his possession or under his control by reason of his employment by an TSI Entity or by reason of any consulting or software development services he has performed or may in the future perform for an TSI Entity which contain or are derived from Confidential Information. Each Restricted Party further agrees that while employed at an TSI Entity, no Confidential Information shall be removed from the TSI Entity's business premises except as permitted by TSI policies, without the prior written consent of such TSI Entity. In addition, each of the Restricted Parties hereby acknowledges that he is aware of the restrictions imposed by federal securities laws on persons possessing material non-public information with respect to SEC reporting companies and agree that such Restricted Party will not effect any transactions in the stock of TSI without compliance with such laws.

                  (c) TSI GROUP PROPERTY. As used in this Agreement, the term "TSI GROUP PROPERTY" means all documents, papers, computer printouts and disks, records, customer or customer lists, files, manuals, supplies, computer hardware and software, equipment, inventory and other materials that have been created, used or obtained by any TSI Entity, or otherwise belonging to any TSI Entity, as well as any other materials containing Confidential Information as defined above. Each Restricted Party recognizes and agrees that:

                           (i) All the TSI Group Property shall be and remain
                  the property of the TSI Entity to which such belongs;

                           (ii) The Restricted Parties will preserve, use and
                  hold the TSI Group Property only for the benefit of TSI and its Affiliates and to carry out the business of the TSI Entity, TSI and its Affiliates; and

                           (iii) When any Restricted Party's employment is
                  terminated, such Restricted Party will immediately deliver and surrender to the TSI Entity all the TSI Group Property, including all copies, extracts or any other types of reproductions, which such Restricted Party has in his possession or control.

         4.9 STOCK OPTIONS. TSI shall grant stock options for 5,000 shares of TSI common stock as of the Closing Date to each of Shawn Heaton and Zolon Wilkins, III, and options for 5,000 shares to Robert Bayless when he becomes an employee of the Company or at such earlier time approved by TSI. The provisions of the stock options will be consistent with (and the options will be granted under) TSI's existing stock option plan (4-year vesting at 25% per year, 10-year exercise term, etc.).

         4.10 NO HART-SCOTT-RODINO FILING. The Sellers and the Company hereby represent and warrant to Purchaser that the Company's "acquired person" for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), does not meet the $10 million "size of the parties" test under the HSR Act because the Company's assets are under $10 million, the Company's revenues are not counted for purposes of the test, and because the Company is not "controlled" by any other entity as defined in the HSR Act. Accordingly, the parties acknowledge and agree based on such representations (among other things), that no filing is required to be made under the HSR Act regarding the Acquisition contemplated hereby.

         4.11 SETTLEMENT OF CERTAIN OBLIGATIONS.

                  (a) On the Closing Date, the Sellers shall pay or cause to be paid to the Company $1,885,557.03 in cash (the "SELLER PAYMENT"), it being understood that, upon receipt of the Seller Payment by the Company and subject only to paragraph (d) below, the Intercompany Payable (as defined below) and Intercompany Receivable (as defined below) shall be deemed to be fully discharged, satisfied and paid and neither the Company nor any Affiliates of the Sellers shall have any further rights, liabilities or obligations in respect thereof (other than any rights provided for under the express terms of this Section 4.11). The Sellers represent to TSI that they believe in good faith, based on the information available to them on the Closing Date, that the amount of the Seller Payment is greater than the Net Intercompany Receivable (as defined below).

                  (b) Immediately upon receipt of the Seller Payment on the Closing Date, the Company shall use such funds to repay in full all indebtedness for borrowed money (including accrued and unpaid interest) owing by the Company to NationsBank of Texas, N.A. as of the Closing Date (the "BANK DEBT") under its existing bank credit facilities and any other obligations to such bank (collectively, the "EXISTING BANK FACILITIES"), and the Sellers warrant that upon the payment of such funds to such bank, the Existing Bank Facilities (and all of the lenders security interests and collateral therefor) will thereupon be terminated and cease to be of any further force or effect, and Sellers shall cause lender to deliver to TSI deliver the lenders written confirmation thereof to TSI and to file appropriate UCC-3 filings within a reasonable period thereafter.

                  (c) Within 30 days after the Closing Date, TSI, the Company and the Sellers shall jointly prepare a statement (the "SETTLEMENT STATEMENT") setting forth (i) the aggregate amount of the indebtedness or other obligations in respect of intercompany loans, advances and other obligations owing by the Company to the Sellers or any Affiliates of the Sellers as of the Closing Date (the "INTERCOMPANY PAYABLE") and (ii) the aggregate amount of any indebtedness or other obligations in respect of intercompany loans, advances or any other obligations owing by the Sellers or any Affiliates of the Sellers to the Company as of the Closing Date (the "INTERCOMPANY RECEIVABLE"). If TSI, the Company and the Sellers fail to agree upon the Settlement Statement within 30 days after the Closing Date, any dispute among the parties relating to such statement shall be resolved in accordance with procedures which approximate as nearly as possible the procedures described in Section 1.1(c). As used herein, the term "NET INTERCOMPANY RECEIVABLE" means the net amount, if any, by which the Intercompany Receivable exceeds the Intercompany Payable.

                  (d) Within five days after the Settlement Statement has been agreed upon by the parties, if the Net Intercompany Receivable calculated based on such statement exceeds the Seller Payment, the Sellers shall pay or cause to be paid to the Company an amount in cash equal to such excess.

         4.12 TRANSFERRED TRADEMARKS. Prior to the date hereof, the Company assigned to an Affiliate of the Sellers the trademarks and trademark applications set forth in SCHEDULE 4.12 (the

"TRANSFERRED TRADEMARKS"). The Purchaser acknowledges that it is aware of the assignment of the Transferred Trademarks, and the Purchaser and the Company hereby waive any rights and claims of any kind that they may have therein or in respect thereof, except as otherwise granted to the Company and TSI in the trademark license agreement relating to the "Lexington" trademark delivered to the Company at Closing (the "TRADEMARK LICENSE").

         4.13 USE OF NAMES. From and after the date hereof, the Purchaser shall not, and shall cause the company not to, use the name "Lexington" or any derivatives thereof or any names deceptively similar thereto in any of its present or future business operations or for any other purpose except for any use permitted under the express terms of the Trademark License.

         4.14 CONSENT OF ERNST & YOUNG. The Sellers shall use their best efforts to cause the Company's prior auditors, Ernest & Young, LLP (the "CPA"), at the expense of TSI, to prepare and deliver to TSI upon reasonable request of TSI from time to time, (i) the CPA's written consent, as required under SEC rules, to the filing of the CPA's audit report relating to the Company in any of TSI's SEC filings that require such audited financial statements, and (ii) a customary accounting "comfort letter" in connection with securities offerings or other transactions engaged in by TSI.

         4.15 EARN-OUT BUDGET; WORKING CAPITAL; ETC. At all times during the Accounting Period, TSI and its Affiliates shall comply with the following provisions (in each case, unless otherwise agreed by the Sellers in writing):

                  (a) TSI may cause the Company to distribute cash to TSI and/or the New Partners, but not to the extent that such reductions in the Company's cash would impair the ability of the Company to have adequate sources of funds to meet its working capital, operating and capital expenditure requirements during the Accounting Period at substantially the levels contemplated by the Company's budgets included in SCHEDULE 2.29 to the extent such budgets relate to the Accounting Period (the "EARN-OUT BUDGET").

                  (b) Subject to TSI's debt covenants, during the Accounting Period, TSI shall cause the Company to make, or TSI shall make on behalf of the Company, capital expenditures substantially at the aggregate amount contemplated by the Earn-Out Budget, but the decisions as to capital expenditures for technology and telecommunications resources and equipment (including, without limitation, hardware and software), and the particular products and services purchased therewith, shall be made following consultation with and approval by TSI's Chief Information Officer, but the decisions made by TSI's CIO shall not materially impair the Company's ability to operate its business at volume levels commensurate with the Company's operating budgets; and

                  (c) Neither TSI nor any of its Affiliates shall take any other action with the intent and purpose to defer the recognition of any item of income or gain or accelerate the recognition of any item of loss or expense so as to reduce the amount of Company EBIT for the Accounting Period (other than actions consistent with the Company's prior business practices).

         4.16 SALES UNDER SECURITIES LAWS. No Seller shall transfer any shares of the TSI Stock at any time if such transfer would constitute a violation of any federal or state securities or "blue sky" laws, rules or regulations (collectively, "SECURITIES LAWS")

                                    ARTICLE V

                                     CLOSING

         5.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall be effective as of 12:01 a.m. on June 1, 1998 (the "CLOSING DATE").

         5.2 CLOSING DELIVERIES. At the Closing,

                  (a) the Sellers and the Company shall deliver or cause to be delivered to the Purchaser:

                           (i) assignments of the Company Interests to the New
                  Partners;

                           (ii) copies of certain consents and approvals
                  required under the Company's Contracts;

                           (iii) the Opinions of counsel to Company and Sellers
                  requested by TSI;

                           (iv) the Services Agreement between Lexington
                  Management Corporation and the Company;

                           (v) the Employment Agreements, and terminations of
                  agreements, required by SECTION 4.5;

                           (vi) Landlord's consent to assignment of office lease
                  to the Company and sublease to Glade Properties, Inc.

                           (vii) assignment of trademarks referenced in Section
                  4.12, and the Trademark License;

                           (viii) a certificate, signed an officer of the GP of
                  the Company, as to the partnership agreement and other organizational documents of the Company, the resolutions adopted by the board of directors and shareholders of the GP, and by all the Partners of the Company, in connection with this Agreement, and the incumbency of certain officers of the GP and the Partners of the Company;

                           (ix) certificates issued by the appropriate
                  governmental authorities evidencing the existence of the Company and the existence and good standing of the GP; and

                           (x) such other documents and certificates as are
                  required to consummate the transactions contemplated by this Agreement.

                  (b) The Purchaser shall deliver to the Sellers:

                           (i) immediately available funds in the amount of
                  $20,000,000, delivered as directed by Sellers under Section
                  1.1;

                           (ii) the TSI Stock to be issued and delivered in
                  accordance with SECTION 1.1;

                           (iii) an Officers' Certificate of TSI;

                           (iv) the Employment Agreements required by SECTION
                  4.5; and

                           (v) such other documents and certificates as are
                  required to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI

                       SURVIVAL OF TERMS; INDEMNIFICATION

         6.1 SURVIVAL. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties of the Company and the Sellers (and all rights to indemnification in respect thereof), shall expire on May 31, 1999 (the "EXPIRATION DATE"), except that: (I) representations, warranties and indemnities for which an indemnification claim shall be pending (and of which written notice shall have been received by the Sellers) as of the Expiration Date shall survive with respect to such claim until the final disposition thereof, and (II) representations, warranties and indemnities under Section 2.18 (tax matters) and
2.20 (ERISA matters) shall survive until the expiration of the respective statutes of limitations applicable to the matters addressed therein and until the final disposition of any indemnification claim thereunder that is pending (and of which written notice shall have been received by the Sellers) as of the date of expiration of such applicable limitations period.

         6.2 INDEMNIFICATION BY THE SELLERS. Subject to this ARTICLE VI, the Purchaser and the New Partners and their respective officers, directors, employees, shareholders, assigns, representatives and agents shall be indemnified and held harmless by the Sellers at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

                  (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of any Seller or the Company under this Agreement, or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument executed by any Seller or the Company and delivered hereunder; provided, however, that to the extent that this paragraph
(a) relates to any breach or non-fulfillment of any covenant or agreement by the Company, such breach or non-fulfillment occurred prior to or on the Closing Date and not at any time thereafter.

                  (b) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with any claim incident to any of the foregoing.

All third-party claims shall be resolved in accordance with Section 6.4 as applicable.

         6.3 INDEMNIFICATION BY THE PURCHASER. Subject to this ARTICLE VI, the Sellers and their officers, directors, employees, shareholders, trustees, beneficiaries, heirs, assigns, representatives and agents shall be indemnified and held harmless by the Purchaser, at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, demands, assessments, judgment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

                  (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Purchaser under this Agreement, or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument executed by Purchaser and delivered hereunder;

                  (b) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with any claim incident to any of the foregoing.

                  All third-party claims shall be resolved in accordance with
Section 6.4 as applicable.

         6.4 THIRD-PARTY CLAIMS. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third-party claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "INDEMNITEE") of notice of the commencement of any (a) Tax audit or proceeding for the assessment of Tax by any taxing authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (b) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which assessment, imposition, Claim, liability or obligation any other party to this Agreement (hereinafter the "INDEMNITOR") is, or may be, required under this Agreement to indemnify such indemnitee, the indemnitee will, if a claim thereon is to be, or may be, made against the indemnitor, notify the indemnitor in writing of the commencement or assertion thereof and give the indemnitor a copy of such Claim, process and all legal pleadings. The indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The indemnitor shall have the right to assume and control the defense of such action unless such action if adversely determined (i) may if adversely determined result in injunctions or other equitable remedies in respect of the indemnitee or its business; (ii) may if adversely determined result in liabilities which, taken with other then existing claims under this
ARTICLE VI, would not be fully indemnified hereunder (as determined without reference to the $300,000 "deductible" described below); or (iii) may have an adverse impact on the business or financial condition of the indemnitee after the Closing Date (including an effect on the Tax liabilities, earnings or ongoing business relationships of the indemnitee), other than as a result of the payment of money damages. The indemnitor and the indemnitee shall cooperate in the defense of such Claims. In the case that the indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the indemnitee shall make available to the indemnitor all relevant records and take such other action and sign such documents as are necessary to defend such audit, assessment or other proceeding in a timely manner. Subject to the immediately following paragraph, if the indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the indemnitor has agreed to indemnify the indemnitee under this Agreement, the indemnitor shall promptly reimburse the indemnitee in an amount equal to the amount of such payment plus all reasonable expenses (including legal fees and expenses, subject to the last paragraph of this Section 6.4) incurred by such indemnitee in connection with such obligation or liability subject to this ARTICLE VI.

         Prior to paying or settling any Claim against which an indemnitor is, or may be, obligated under this Agreement to indemnify an indemnitee, the indemnitee must first supply the indemnitor with a copy of a final court judgment or decree holding the indemnitee liable on such claim or, in the case of a settlement, the indemnitee must first receive the written approval of the terms and conditions of such settlement from the indemnitor. An indemnitor shall have the right to settle any Claim for which it is or would be liable to the indemnitee hereunder, but not until and subject to and in accordance with the prior written approval of the indemnitee, which approval shall not be unreasonably withheld.

         An indemnitee shall have the right to employ its own counsel and participate in any case, but the fees and expenses of such counsel shall be at the expense of the indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or Claim, (b) the indemnitor shall not have employed counsel in the defense of, or the indemnitor does not have the right under this SECTION 6.4 to assume the defense of, such action or Claim, or (c) such indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor.

         6.5 LIMITATION ON INDEMNIFICATION. (a a) The Sellers shall be obligated to indemnify as and to the extent set forth in this Article VI only if and to the extent that the aggregate of all of the Sellers' aggregate liability under such indemnity obligations exceeds $300,000, it being understood that said $300,000 figure is to serve as a one time "deductible" (for example, if the indemnity claims for which the Sellers would, but for the provisions of this sentence, be liable aggregate $350,000, the Sellers would then be liable for $50,000 and not $350,000). In addition, in no event shall the aggregate indemnification liability of any Seller under this Article VI exceed the amount resulting by multiplying such Seller's "PROPORTIONATE SHARE" as specified in
SCHEDULE 1.1 hereto) by $15,000,000 (i.e., $4,500,000 in the case of 1997-1
Irrevocable Trust; $4,500,000 in the case of R.A. Wilkins 1998 Irrevocable Trust; $4,500,000 in the case of SS-1998 Irrevocable Trust and $1,500,000 in the case of Lexington Services Corporation); PROVIDED, HOWEVER, that such $15,000,000 limitation on indemnification liability (and the $300,000 "deductible") shall not be applicable with respect to breaches of Sections 2.3 (partnership interests), 2.5 (title to interests) and 2.6 (options and rights); and FURTHER PROVIDED that the parties agree that indemnification as provided under this Article VI shall be the sole and exclusive remedy for the matters indemnified against under Sections 6.2 and
6.3 above, except that notwithstanding such exclusive remedy, nothing herein shall limit Purchaser's remedies for (x) actual fraud under applicable law or
(y) equitable remedies (other than the payment of money damages) under applicable law (such as injunctive relief, specific performance, etc.) The parties further agree that with respect to any indemnification claim for which the Sellers are liable to Purchaser under the terms of this Article VI, no Seller shall be obligated to pay more than such Seller's Proportionate Share of such claim.

                  (b) The Purchaser shall be obligated to indemnify as and to the extent set forth in this Article VI only if and to the extent that the aggregate of all of the Purchaser's aggregate liability under such indemnity obligations exceeds $300,000, it being understood that said $300,000 figure is to serve as a one time "deductible" (for example, if the indemnity claims for which the Purchaser would, but for the provisions of this sentence, be liable aggregate $350,000, the Purchaser would then be liable for $50,000 and not $350,000). In addition, in no event shall the aggregate indemnification liability of Purchaser under this Article VI exceed $15,000,000.

                  (c) For purposes of this paragraph, "TSI Shares" means any TSI Stock and Additional TSI Shares issued under this Agreement. Each Seller hereby agrees that any claims for indemnification by Purchaser against the Sellers (or any of them) hereunder may be satisfied, as provided below, by TSI canceling the TSI Shares held by Sellers (it being agreed that each such TSI Share shall be deemed to have a value equal to $35.2125 (the "SHARE VALUE") and that all cancellations for indemnity claims made pursuant to this paragraph shall be made with respect to each Seller's TSI Shares in accordance with such Seller's Proportionate Share of the indemnification claim). Unless a Seller otherwise elects to satisfy a greater portion (or all) of his or its indemnification liability hereunder by paying cash to TSI, TSI must satisfy a Seller's indemnification liability by canceling a Seller's TSI Shares having an aggregate value (based on the Share Value) equal to 50% of the liability (or such lesser portion of the liability to the extent of the value of the total number of TSI Shares still held by such Seller, if the value is less than 50% of the liability), and the Seller shall satisfy the remainder of his liability by cash payment to TSI. Unless a Seller promptly delivers his certificates for cancellation by TSI within 10 days of the date on which his indemnification liability is determined under this Article VI, TSI may at its option elect to require the Seller's entire liability to be satisfied in cash. Any Seller's failure to so deliver his certificates shall not negate TSI's right to nevertheless cancel the TSI Shares represented thereby. Notwithstanding the foregoing, in the event of a "non-third-party" indemnification claim by Purchaser to which Section 6.4 does not apply, TSI shall not cancel a Seller's TSI Shares unless and until TSI obtains a final court judgment or decree holding the Seller liable on such claim or, in the case of a settlement, TSI obtains the written approval of such settlement from the Seller.

                  (d) No indemnitee that is entitled to receive an indemnification payment from an indemnitor under this Article VI shall have any right to setoff, under applicable law or otherwise, the amount due hereunder against any payment obligation of the indemnitee to the indemnitor (including any amount owing by the Purchaser pursuant to Section 1.1) unless and until (i) the right of the indemnitee to such payment has been determined by a final court judgment or decree holding the indemnitor liable for such indemnification payment or (ii) the indemnitor has agreed in writing that it is obligated to pay such amount.

         6.6 BUSINESS RECORDS. Sellers hereby agree and warrant to Purchaser that all files, records and documents constituting or relating to the assets, liabilities and business of the Company are the property of the Company, and are in the possession of the Company at its office facilities on the date hereof, except for certain records held in offsite storage which Sellers shall cause to be made available and delivered to the Company at Company's request hereafter.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         7.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented only by a written agreement signed by the Company, the Purchaser and the Sellers.

         7.2 ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits hereto and the documents, annexes, attachments, certificates and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the agreements and transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

         7.3 CERTAIN DEFINITIONS.

                  "AFFILIATE" means, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, ten percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, ten percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, or (e) any director, officer, partner or individual holding a similar position in respect of such Person.

                  "AUTHORITY" means any governmental, regulatory or administrative body, agency, arbitrator or authority, any court or judicial authority, or any regulatory agency or arbitrator authority, whether international, national, federal, state or local.

                  "CLAIM" means any action, claim, obligation, liability, expense, lawsuit, demand, suit, inquiry, hearing, or investigation that is sought or commenced against a Person pursuant to any official proceeding or process or forum of any Authority for the resolution of disputes or the provision of remedies or the imposition of fines, penalties or other damages or liabilities, including, without limitation, any court, tribunal, hearing, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise.

                  "CONTRACT" means any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

                  "COMPANY EBIT" means for the Accounting Period, the sum of (i) the consolidated net income of the Company, as determined in accordance with GAAP applied on a basis consistent with the Financial Statements, (ii) plus interest expense less interest income, to the extent taken into account in computing consolidated net income, (iii) provision for income taxes, to the extent taken into account in computing consolidated net income, (iv) any charges related to the amortization of goodwill arising from the consummation of the transactions contemplated by this Agreement, to the extent taken into account in computing consolidated net income, and (v) plus extraordinary expenses less extraordinary income not related to operations, to the extent taken into account in computing consolidated net income. Company EBIT shall also be computed in accordance with the following requirements:

                           (1) Company EBIT shall not include deductions or expenses for any TSI intercompany charges (including, but not limited to, any management fees, transaction fees or allocations of general and administrative or other overhead expenses, technology fees, shared services or license fees), and shall not include travel expenses for travel by Company management required by TSI for (a) meetings outside of the continental United States other than such travel in the ordinary course of the Company's business or (b) other travel that is unusually excessive and extraordinary in comparison to the nature and extent of travel customarily made by managers of TSI's operating companies.

                           (2) If the Company is party to any transaction with TSI or an Affiliate of TSI (including, but not limited to, any sale of assets, investment, loan or provision of services) with the Company, and if such transaction is not on an arms-length basis and on terms which are as favorable as could reasonably be expected to be obtained by the Company from an unaffiliated third party, then any expenses or revenue of the Company from such transaction shall be appropriately adjusted (up or down), to reflect in all material respects the expenses or revenues that the Company would have incurred or realized if such transaction were on an arms'-length basis and to reflect the terms that could reasonably be expected to have been obtained from an unaffiliated third party;

                           (3) If the Company makes any cash distributions or advances to TSI and/or the New Partners during the Accounting Period, Company EBIT shall be adjusted to reflect the net effects that would result as if TSI had paid interest to the Company at the rate of 5% per annum, on the average net daily outstanding balance of such distributions during the Accounting Period.

                           (4) If the Company's capital expenditures during the Accounting Period exceed the levels of capital expenditures contemplated by the Earn-Out Budget (AND such increased levels of expenditures were not approved by the Executives), then the amount of charges for depreciation and amortization applied in computing Company EBIT shall not exceed the amount of such charges that would otherwise reasonably be expected to have been applied if such capital expenditures were consistent with the maximum budgeted amounts for the Accounting Period.

                  "ENVIRONMENTAL LAW" means any Regulation, Order, settlement agreement or governmental requirement, which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar Federal, state or local statutes.

                  "ENVIRONMENTAL PERMIT" shall mean Permits, certificates, approvals, licenses and other authorizations relating to or required by Environmental Law and necessary or desirable for the Company's business.

                  "GAAP" means generally accepted accounting principles.

                  "LIEN" means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, easement or restriction of another Person of any kind or nature.

                  "MATERIAL ADVERSE CHANGE" means any development or change which has, had or would have a Material Adverse Effect.

                  "MATERIAL ADVERSE EFFECT" means any circumstances, state of facts or matters which has, or would reasonably be expected to have, a material adverse effect in respect of TSI's or the Company's (as the case may be) business, operations, properties, assets, condition (financial or otherwise), or results of operations.

                  "ORDER" means any decree, consent decree, judgment, award, order, injunction, or ruling of or by an Authority.

                  "PERSON" means any corporation, partnership, joint venture, company, syndicate, organization, association, trust, entity, Authority or natural person.

                  "PROPRIETARY RIGHTS" means any patent, patent application, copyright, trademark, trade name, service mark, service name, trade secret, know-how, confidential information or other intellectual property or proprietary rights.

                  "REGULATION" means any law, statute, rule, regulation, ordinance, requirement or other binding action of or by an Authority.

                  "SUBSIDIARY" means, with respect to any Person (the "Parent"), any Person as to which the Parent owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests.

                           (5) NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be delivered by hand delivery, via facsimile or overnight receipted courier service, and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service:

                  (a) If to the Sellers or the Company, to:

                           c/o Lexington Services Corporation
                           2120 Walnut Hill Lane
                           Suite 100
                           Irving, Texas  75038
                           Attention:  Zolon Wilkins, Jr.
                           Facsimile:  (972) 717-0770

                  with a copy to:

                           Baker & Botts, L.L.P.
                           2001 Ross Avenue
                           Dallas, Texas  75201
                           Attention:  Geoffrey L. Newton
                           Facsimile:  (214) 953-6503

or to such other person or address as the Sellers or the Company shall furnish by notice to the Purchaser in writing.

                  (b) If to the Purchaser to:

                           Travel Services International, Inc.
                           220 Congress Park Drive
                           Delray Beach, Florida 33445
                           Attention: Michael J. Moriarty
                           President and Chief Operating Officer

                  with a copy to:

                           Travel Services International, Inc.
                           220 Congress Park Drive
                           Delray Beach, Florida 33445
                           Attention: Suzanne B. Bell, Esq.
                           Senior Vice President and General Counsel


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

                  with a further copy to:

                           Greenberg Traurig Hoffman
                              Lipoff Rosen & Quentel, P.A.
                           515 E. Las Olas Boulevard, Suite 1500
                           Fort Lauderdale, Florida  33301
                           Attn:  Daniel H. Aronson, Esq.

or to such other person or address as the Purchaser shall furnish by notice to Sellers in writing. Notice shall be deemed to have been duly given when the party being noticed has received delivery of the notice, except that notice effected via facsimile shall be deemed given upon delivery of hard copy of the facsimile by one of the other delivery methods specified above.

         7.4 EXHIBITS AND SCHEDULES. The Exhibits and Schedules referred to in this Agreement are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one Schedule shall be deemed restricted only to the Section of this Agreement to which such disclosure relates, except where such disclosure gives the party to whom such disclosure is made fair and reasonable notice of the matter set forth in the disclosure, and to the extent that, there is an explicit cross-reference in such Schedule to another Schedule.

         7.5 WAIVER OF COMPLIANCE; CONSENTS. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

         7.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Purchaser may assign its rights (but not its obligations) hereunder to any wholly-owned Subsidiary.

         7.7 GOVERNING LAW. The Agreement shall be governed by the internal laws of the State of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance.

         7.8 CONSENT TO JURISDICTION; SERVICE OF PROCESS. The Company and each of the Sellers and TSI hereby irrevocably submit to the jurisdiction of the state or federal courts located in Broward County, Florida and in Dallas County, Texas, in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         7.9 INJUNCTIVE RELIEF. The parties hereto agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

         7.10 HEADINGS. The article, section and other headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement (or any provision hereof).

         7.11 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular forms of nouns, pronouns, and verbs include the plural and vice versa.

         7.12 CONSTRUCTION. The parties acknowledge that each party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         7.13 BINDING EFFECT. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

         7.14 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative except as expressly provided herein.

         7.15 SEVERABILITY. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.16 EXPENSES. Except as otherwise expressly provided in this Agreement, all fees, costs and expenses (including, without limitation, legal, auditing and accounting fees, costs and expenses) incurred in connection with considering, pursuing, negotiating, documenting or consummating this Agreement and the transactions contemplated hereby shall be borne and paid solely by the party incurring such fees, costs and expenses.

         7.17 ATTORNEYS' FEES. If any party to this Agreement seeks to enforce the terms and provisions of this Agreement, then the prevailing party in such action shall be entitled to recover all costs in connection with such action, including without limitation reasonable attorneys' fees, expenses and costs incurred in attempting to resolve the dispute and with respect to trials, appeals and collection.

         7.18 COUNTERPARTS. This Agreement may be executed in two or more counterparts, which may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                     * * * *

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.

                                   PURCHASER:

                                   TRAVEL SERVICES INTER-NATIONAL, INC.

                                   By:__________________________________________
                                   Name:       Jill Vales
                                   Title:      Senior Vice President and Chief
                                               Financial Officer

                                   COMPANY:

                                   LEXINGTON SERVICES ASSOCIATES, LTD.

                                   By:         LEXINGTON SERVICES CORPORATION,
                                               its general partner

                                   By:__________________________________________
                                   Name:       Shawn Heaton
                                   Title:      Vice President

                                   SELLERS:

                                   LEXINGTON SERVICES CORPORATION

                                   By:__________________________________________
                                   Name:       Shawn Heaton
                                   Title:      Vice President

                       SIGNATURES CONTINUED NEXT PAGE


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

                            1997-1 IRREVOCABLE TRUST

                            By:_________________________________________________
                            Name:       Zolon A. Wilkins, Jr.
                                        As Trustee for the
                                        1997-1 Irrevocable Trust

                            R.A. WILKINS 1998 IRREVOCABLE TRUST

                            By:_________________________________________________
                            Name:       Ricky A. Wilkins
                                        As Trustee for the
                                        R.A. Wilkins 1998 Irrevocable Trust

                            SS-1998 IRREVOCABLE TRUST

                            By:_________________________________________________
                            Name:       Michael G. Wilkins
                                        As Trustee for the
                                        SS-1998 Irrevocable Trust

                            RESTRICTED PARTY:

                            The undersigned Restricted Party
                            agrees to the provisions of
                            Sections 4.7 and 4.8 of this
                            Agreement applicable to such party
                            as provided therein

                            ____________________________________________________
                            ZOLON A. WILKINS, JR.


                                       43